Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-266657) and S-3 (No. 333-282199) and S-1 (No. 333-276425, No. 333-280434 and No. 333-281079) of Actelis Networks, Inc. of our report dated March 24, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
March 24, 2025